J.P.Morgan

J.P.Morgan

AMENDMENT NO. 1, dated as of                , 2018 (the "Amendment"), to Third Amended and Restated Deposit Agreement (as amended and supplemented, the "Deposit Agreement"), by and among (i) SILICONWARE PRECISION INDUSTRIES CO., LTD., a company incorporated under the laws of the Republic of China, and its successors (the "Company"), (ii) JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.1 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Third Amended and Restated Deposit Agreement, dated as of January 6, 2015 as amended by this Amendment.

SECTION 2.02. All references in the Deposit Agreement to "Applicant", "Pre-Release Transactions" and "Pre-Cancellation Sale Transactions" are deleted.

SECTION 2.03. The seventh sentence of Section 3.2 of the Deposit Agreement is amended to read as follows:

J.P.Morgan

In connection with any distribution to Holders, (a) the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and, if the Company determines that any taxes are not required to be withheld with respect to any Holder or Holders, it shall so advise the Depositary and instruct the Depositary in writing to pay such distribution to such Holder(s) without withholding the relevant taxes (but subject to all other deductions provided for in this Deposit Agreement), and (b) the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.

SECTION 2.04. Subsection (iii) of the first sentence of Section 4.1 of the Deposit Agreement is amended to read as follows:

(iii) distribute the amount thus received to each Holder entitled thereto as of the ADS Record Date (net of any tax withholding to which such Holder is subject) in proportion to the number of American Depositary Shares held as of the ADS Record Date on an averaged or other practicable basis, subject to such distribution being impermissible or impracticable with respect to certain Holders and subject to deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner

SECTION 2.05. The penultimate sentence of Section 4.1 of the Deposit Agreement is amended to read as follows:

If, with respect to one or more Holders, the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to such Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

J.P.Morgan

SECTION 2.06. The first sentence of Section 4.5 (b) of the Deposit Agreement is amended to read as follows:

Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth in (a) above, the Depositary shall distribute the property so received to each Holder of record, as of the ADS Record Date, in proportion to the number of ADSs held by such Holder and in such manner as the Depositary may deem equitable and practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any tax withholding to which such Holder is subject.

SECTION 2.07. Section 4.6 of the Deposit Agreement is amended by (i) inserting "; Sales of Securities" at the end of the title thereof and (ii) inserting the following at the end of the second paragraph thereof:

All sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

SECTION 2.08. The last paragraph of Section 5.3 of the Deposit Agreement is amended to read as follows:

None of the Depositary, the Custodian or any of their respective agents shall be liable for complying with any instruction provided by or on behalf of the Company. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

SECTION 2.09. Section 5.5 of the Deposit Agreement is amended by inserting the following paragraph at the conclusion thereof:

J.P.Morgan

Notwithstanding anything to the contrary contained in this Deposit Agreement (including the ADRs) and subject to the limitations set forth in Section 5.2 of this Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

SECTION 2.10. The first paragraph of Section 5.8 of the Deposit Agreement is amended by (i) replacing "The Company" at the start thereof with "Notwithstanding the limitations set forth in Section 5.2 of the Deposit Agreement, the Company" and (ii) by inserting the following immediately after subsection (b) thereof:

or (c) as a result of compliance by the Depositary, the Custodian or any of their respective agents with any instruction provided by or on behalf of the Company

SECTION 2.11. The body of Section 5.10 of the Deposit Agreement is deleted and replaced with the following:

INTENTIONALLY OMITTED

ARTICLE III

FORM OF ADR

SECTION 3.01. The form of Receipt, and all outstanding Receipts, are amended to give effect to the amendments set forth in Article II hereof (the form of which is attached hereto as Exhibit A)

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, that:

J.P.Morgan

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of China, nor does any stamp or similar tax or governmental charge need to be paid in the Republic of China on or in respect of such agreements.

ARTICLE V

MISCELLANEOUS

SECTION 5.01. Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 16 of the Deposit Agreement as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 5.02. Effective Time. This Agreement is dated, and shall be effective, in the manner set forth in the Deposit Agreement. After the effective time, each Holder shall be deemed, by continuing to hold ADRs, to have consented and agreed to this Agreement and to be subject to and bound by all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

SECTION 5.03. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

SECTION 5.04. Governing Law; Jurisdiction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Section 7.6 of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto.

SECTION 5.05. Outstanding ADRs. ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing. Holders and holders of ADSs issued pursuant to the Deposit Agreement prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and holders of ADSs issued pursuant, and subject, to all of the terms and conditions of the Deposit Agreement, as amended by this Amendment.

J.P.Morgan

SECTION 5.06. Except as specifically amended herein, the Deposit Agreement is and shall continue to be in full force and effect and all of the provisions thereof (as amended hereby) are hereby in all respects ratified and confirmed.

J.P.Morgan

IN WITNESS WHEREOF, SILICONWARE PRECISION INDUSTRIES CO., LTD. and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

SILICONWARE PRECISION INDUSTRIES CO., LTD. By: _______________________________ Name: Title: JPMORGAN CHASE BANK, N.A. By: _______________________________ Name: Title: Executive Director

J.P.Morgan

EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

FORM OF AMERICAN DEPOSITARY RECEIPT

Number _____________	CUSIP NUMBER: 827084864

[American Depositary Shares (each American Depositary Share representing five (5) Fully Paid shares of common stock, par NT$10.00 per share)]

[PC American Depositary Shares (each PC American Depositary Share representing an undivided interest in a global payment certificate, each interest representing the irrevocable right to receive five (5) Fully Paid shares of common stock par value NT$10.00 per share)]

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

[DEPOSITED SHARES OF COMMON STOCK]

[INTERESTS IN THE DEPOSITED PAYMENT CERTIFICATE(S)]

of

SILICONWARE PRECISION INDUSTRIES CO., LTD.

(Incorporated under the laws of Taiwan, Republic of China)

JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that _____________is the owner of ______________ American Depositary Shares (hereinafter "ADS"), representing deposited [shares of common stock] [interests in a global payment certificate representing the irrevocable right to receive shares of common stock], par value NT$10.00 per share, including evidence of rights to receive such [shares of common stock (the "Shares")] [interests in the global payment certificate (the "Payment Certificate(s)"] (such [Shares][Payment Certificate(s)] are hereafter called "Eligible Securities") of Siliconware Precision Industries Co., Ltd., a corporation incorporated under the laws of Taiwan, Republic of China (the "Company"). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents [five (5) Shares] [an undivided interest in a global payment certificate, each interest representing the irrevocable right to receive five (5) Shares] deposited under the Deposit Agreement with the Custodian. The ratio of American Depositary Shares to Eligible Securities is subject to amendment as provided in Article IV of the Deposit Agreement.

J.P.Morgan

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts ("Receipts"), all issued and to be issued upon the terms and conditions set forth in the Third Amended and Restated Deposit Agreement, dated as of January 6, 2015 (as further amended from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares ("ADSs") evidenced by Receipts issued thereunder, each of whom by accepting an ADS (or an interest therein) agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of Receipts and the rights and duties of the Depositary in respect of the Eligible Securities deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Eligible Securities and held thereunder (such Eligible Securities, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Transfer Office of the Depositary and with the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs. The DTC Participants shall for all purposes be deemed to have all requisite power and authority to act on behalf of the Beneficial Owners of the ADSs held in the DTC Participants’ respective accounts in DTC and the Depositary shall for all purposes be authorized to rely upon any instructions and information given to it by DTC Participants on behalf of Beneficial Owners of ADSs. So long as ADSs are held through DTC or unless otherwise required by law, ownership of beneficial interests in the ADR registered in the name of the nominee for DTC will be shown on, and transfers of such ownership will be effected only through, records maintained by (i) DTC or its nominee (with respect to the interests of DTC Participants), or (ii) DTC Participants or their nominees (with respect to the interests of clients of DTC Participants).

J.P.Morgan

(2) Surrender of ADSs and Withdrawal and Sale of Deposited Securities.

(a) ROC Requirements. Beginning on the fifth ROC business day following the date of initial issuance of the ADSs or such later date as the Depositary may announce, subject to the approval from the TSE and provisions under the Deposit Agreement, Holders are entitled to withdraw and sell the underlying Shares in the form of the Payment Certificates. Immediately upon the listing of the applicable Payment Certificates, the global payment certificate the Company delivered to the Custodian on the date of initial issuance of the ADSs will be replaced by the Payment Certificates. At such time as withdrawals are permitted under the Deposit Agreement, subject to the requirements of ROC law, the Holders may request the Depositary to withdraw the interests in the scripless Payment Certificates representing the underlying Shares represented by ADSs and (a) transfer such interests to Holders; or (b) sell the interests on the Holders' behalf on the TSE. Delivery of the Shares in the form of the Payment Certificates will not be possible until two business days after the listing date referred to above. Delivery of the irrevocable right to receive the underlying Shares in the form of the Payment Certificates will only be made through the book-entry system maintained by the Taiwan Depository & Clearing Corporation ("TDCC").

On the date of initial issuance of the ADSs, the Company will deliver to the Custodian a global payment certificate in respect of the newly issued Shares the Company is offering. The global payment certificate carries the same rights represented by the common share certificates. Under current ROC laws and regulations, the Company is required to deliver these newly issued Shares in physical certificate form or scripless form to the Custodian through the TDCC within 30 days after receiving approval from the Ministry of Economic Affairs of the ROC, or "ROC MOEA" of the amendment of the Company’s corporate registration with the ROC MOEA. Prior to the issue of the Shares in physical certificate form or scripless form, the Company will apply for and obtain approval to list the Shares on the TSE. The Company has agreed to issue and deliver the Shares in physical certificate form or scripless form in respect of the Payment Certificates in connection with this offering no later than 60-80 calendar days after the Closing Date subject to obtaining approvals from the relevant governmental authority and the TSE. Until the Shares have been so issued and delivered, the ADSs will represent shares in the form of the global payment certificate (from the Closing Date to the date immediately prior to the listing of the Payment Certificates) or the Payment Certificates on or after the date of listing of the Payment Certificates.

In accordance herewith and subject to the requirements of ROC law, a Holder may request the Depositary to withdraw from the depositary receipt facility created by the Deposit Agreement the Shares represented by such Holder's ADRs and either transfer such Shares to such Holder or, on the Holder's behalf, arrange for the sale or cause to be sold such Shares on the TSE (in each case, upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, as the case may be, in each case upon payment of any fees, expenses, taxes or governmental charges as provided in the Deposit Agreement, delivery to the Depositary of any documentation, certifications or information which may be required in order to comply with ROC law, rule or regulation, and subject to the terms of the Deposit Agreement, provided that the Company has delivered to the Custodian the Shares or Payment Certificates in physical certificate form or scripless form to be sold or so delivered.

J.P.Morgan

Any Holder requesting a sale of Shares must deliver to the Depositary a written order requesting the Depositary to sell or cause to be sold such Shares. Any such sale of Shares will be conducted in accordance with applicable ROC law through a securities company in the ROC specified in such written order or, if no securities company is specified, through a securities company or companies selected by the Depositary, in its sole discretion. Any such sale of Shares shall be at the risk and expense of the Holder requesting such sale. Upon receipt of any proceeds from any such sale, the Depositary shall, subject to any restrictions imposed by ROC law and regulations, convert or cause to be converted any such proceeds into U.S. dollars and distribute any such proceeds to the Holders entitled thereto after deduction or payment of any fees, expenses, taxes or governmental charges incurred in connection with such sale.

The Company has advised the Depositary that, under current ROC law, a Holder who is a non-ROC person wishing to withdraw and hold deposited Shares from the ADR facility is required to appoint an eligible agent in the ROC for filing tax returns and making tax payments (a "Tax Guarantor"). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the ROC and will act as the guarantor of the withdrawing Holder's tax payment obligations. In addition, subject to certain limited exceptions, under current ROC law, repatriation of profits by a non-ROC withdrawing Holder is subject to the submission of evidence by the withdrawing Holder of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority and tax clearance certificates or evidentiary document issued by the Tax Guarantor. There can be no assurance that a withdrawing Holder will be able to appoint and obtain approval for such agent in a timely manner.

The Company has also advised the Depositary that, under current ROC law, a Holder who is not an ROC resident or company wishing to present ADSs to the Depositary for cancellation and withdrawal and holding of the Deposited Securities from the depositary receipt facility is required to register with the TSE, if the Holder has never registered as foreign investor with the TSE previously, for making investments in the ROC securities market prior to withdrawing and holding the Deposited Securities from the depositary receipts facility.

The Company has also advised the Depositary and the Holders that, under current ROC law, such withdrawing Holder is required to appoint a local agent in the ROC to, among other things, open a securities trading account with prior approval granted by the TSE with a local securities brokerage firm (with qualification set by the ROC FSC) and a bank account, pay ROC taxes, remit funds, exercise shareholder rights and perform such other functions as the Holder may designate upon such withdrawal. In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations, settle trades and report all relevant information. Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the deposited Shares withdrawn from the ADR facility on the TSE. The laws of the ROC applicable to the withdrawal of Deposited Securities may change from time to time. There can be no assurances that current law will remain in effect or that future changes of ROC law will not adversely affect the ability of Holders to withdraw deposited Shares hereunder.

J.P.Morgan

Currently, a party who is a PRC person may not withdraw and hold the underlying Shares unless it is a qualified domestic institutional investor ("QDII"). However, it is unclear whether a QDII may freely withdraw and hold the underlying Shares if the business of the issuer of the underlying Shares is not within the list of industries open to PRC investment as promulgated by the ROC government. Further, there is no assurance that in the future, there will not be further restrictions or prohibitions imposed on PRC persons (including QDIIs) from investing in certain industries in the ROC, which might accordingly cause a party who is a PRC person to be unable to withdraw and hold the underlying Shares. Under current ROC law, a PRC person means an individual holding a passport issued by the PRC, a resident of any area of China under the effective control or jurisdiction of the PRC (but not including a special administrative region of the PRC such as Hong Kong or Macau, if so excluded by applicable laws of the ROC), any agency or instrumentality of the PRC and any corporation, partnership and other entity organized under the laws of any such area or controlled by or directly or indirectly having more than 30% of its capital beneficially owned by any such person, resident, agency or instrumentality.

In connection with any surrender of an ADR for withdrawal and the delivery or sale of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be either (i) withdrawn and delivered to, or upon the written order of, any person designated in such order or (ii) sold and the proceeds of any such sale (after deduction of any applicable fees, expenses, taxes or governmental charges incurred in connection with such sale) delivered to, or upon the written order of, any person designated in such order. Directions from the Depositary to the Custodian in connection with the withdrawal and sale or delivery of the Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.

In the case of a Holder requesting the delivery of the Deposited Securities represented by the ADSs evidenced by the Holder's ADRs so surrendered, subject to applicable ROC law and to the other provisions of the Deposit Agreement, at the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable. To the extent ROC law prohibits the sale or delivery of the Shares, such option or options shall cease to be available hereunder.

J.P.Morgan

(b) Withdrawal of Deposited Securities. The Holder of ADSs shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADS(s) upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Transfer Office (and if applicable, the ADRs evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if so required by the Depositary, the Receipts Delivered to the Depositary for such purpose have been properly endorsed in blank or are accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement and Exhibit B thereof) have been paid, subject, however, in each case, to the terms and conditions of the Receipts evidencing the surrendered ADSs, of the Deposit Agreement, of the Company’s Articles of Incorporation and of any applicable laws and the rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depository, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the Receipts evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of the Receipts evidencing the ADSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and of the rules of the Republic of China and the rules of the TSE and the Taiwan Securities Central Depositary, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof. Delivery of the Deposited Securities may be made by delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable, including, without limitation, by transfer of record ownership thereof to an account designated in the Withdrawal Order maintained either by the Company or an accredited intermediary, such as a bank, acting as a registrar for the Deposited Securities. Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission.

In the case of a Holder requesting the delivery of the Deposited Securities represented by the ADSs evidenced by the Holder's ADRs so surrendered, subject to applicable ROC law and to the other provisions hereof, at the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder.

J.P.Morgan

The Depositary shall not accept for surrender ADSs representing less than one Eligible Security. In the case of the Delivery to it of ADSs representing a number other than a whole number of Eligible Securities, the Depositary shall cause ownership of the appropriate whole number of Eligible Securities to be Delivered in accordance with the terms of the Deposit Agreement, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Eligible Security, or (ii) sell or cause to be sold the fractional Eligible Security represented by the ADS(s) so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. In addition, trading restrictions on the TSE may result in the price per Eligible Security or on any lot of any type of Eligible Security other than an integral multiple of 1,000 Eligible Securities being lower than the price of Eligible Securities in lots of integral multiples of 1,000 Eligible Securities.

Notwithstanding anything else contained in any Receipt or the Deposit Agreement, the Depositary may make delivery at the Custodian’s designated office of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of securities or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs, and for the account of such Holder, the Depositary may direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Transfer Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. .

(3) Transfer, Combination and Split-Up of Receipts.

(a) Transfer. The Depositary or its agent shall register the transfer of ADRs (and of the ADSs represented thereby) on the ADR Register and the Depositary shall cancel such Receipts and execute new Receipts evidencing the same aggregate number and type of ADSs as those evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts (in the case of Receipts in certificated form) and shall Deliver such new Receipts to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Transfer Office for the purpose of effecting a transfer thereof, (ii) the surrendered Receipts have been properly endorsed (in the case of ADRs in certificated form) or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Receipts have been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement and Exhibit B thereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

J.P.Morgan

(b) Combination & Split Up. The Registrar shall register the split-up or combination of Receipts on the ADR Register and the Depositary shall cancel such Receipts and execute new Receipts for the number of ADSs requested, but in the aggregate not exceeding the number of the same type of ADSs evidenced by the Receipts canceled by the Depositary, shall cause the Registrar to countersign such new Receipts (in the case of Receipts in certificated form) and shall Deliver such new Receipts to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) the Receipts have been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Transfer Office, properly endorsed (in the case of Receipts in certificated form) or upon the delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law, for the purpose of effecting a split-up or combination thereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in the Deposit Agreement and Exhibit B thereto) have been paid, subject, however, in each case, to the terms and conditions of the applicable Receipts, of the Deposit Agreement and of applicable law, in each care as effect at the time thereof.

(c) Depositary’s Agents. The Depositary may perform its obligations under the Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed, subject to Article (19) hereof. Without limiting the generality of the foregoing, the Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled to such Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary. Each co-transfer agent appointed under this paragraph (other than the Depositary) shall give notice in writing to the Depositary accepting such appointment and agreeing to be bound by the applicable terms of the Deposit Agreement.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, issue, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon, or (subject to the last paragraph of this Article (4)) the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Eligible Securities or presenter of ADSs or of a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Eligible Securities being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and Exhibit B thereof, (ii) the production of proof satisfactory to it as to the identity of any signatory and genuineness of any signature or any other matter contemplated by the Deposit Agreement, (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of Receipts or American Depositary Shares or to the deposit of Eligible Securities or the withdrawal of Deposited Securities, (B) the provisions of or governing Deposited Securities and the terms of the Deposit Agreement and the ADRs and (C) such reasonable regulations as the Depositary and the Company may establish consistent with the provisions of this Receipt, the Deposit Agreement and applicable law, and (iv) such other information as it may deem necessary or proper.

J.P.Morgan

The issuance of ADSs against deposits of Eligible Securities, the deposit of Eligible Securities, or the registration, registration of transfer, split-up or combination of Receipts, or, subject to the last paragraph of this Article (4), the withdrawal of Deposited Securities, may be suspended, generally or in particular instances, during any period when the transfer books of the Company, the Depositary, a Registrar or the Eligible Securities Registrar are closed or if any such action is deemed necessary or advisable by the Depositary, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the ADSs or Eligible Securities are listed, or under any provision of the Deposit Agreement or this Receipt or, under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason. In addition, the Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified by the Company in writing that such deposit is not permitted under ROC law.

Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Eligible Securities in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5) Compliance with Information Requests. Notwithstanding any other provision of the Deposit Agreement or this Receipt, each Holder and Beneficial Owner agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of the TSE, and any other stock exchange on which the Eligible Securities or ADSs are, or will be, registered, traded or listed or the Articles of Incorporation of the Company which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns American Depositary Shares (and Eligible Securities as the case may be) and regarding the identity of any other person(s) interested in such American Depositary Shares and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward, upon the request of the Company and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

J.P.Morgan

(6) Ownership Restrictions. To the extent that the provisions of or governing any Deposited Securities, ROC law, the rules and regulations of the TSE or the Company’s articles of incorporation may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this Section and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

(7) Liability of Holder for Taxes and Other Charges. If any tax or other governmental charge (including any penalties and/or interest) shall become payable with respect to any ADR or any Deposited Securities or American Depositary Shares or any distribution thereon, such tax or other governmental charge shall be payable by the Holders and Beneficial Owners to the Depositary and by holding or having held an ADR the Holder and all prior Holders thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof. The Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell by public or private sale for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes and other governmental charges (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner remaining liable for any deficiency, and shall reduce the number of ADSs evidenced by such Holder’s and/or Beneficial Owner’s ADRs to reflect any such sales of Deposited Securities. The Depositary may refuse the deposit of Eligible Securities and may refuse to issue, register or deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to the last paragraph of Article (4) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Additionally, Holders shall be responsible for any and all stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement. If any legal proceedings are taken to enforce the obligations of the Company under the Deposit Agreement or the ADSs (including the certificates evidencing such ADSs) and for the purpose of such proceedings any of them are required to be taken into or enforced in any jurisdiction and stamp duties or other similar duties or taxes become payable in connection with such proceedings in such jurisdiction, the Holders will forthwith pay (or reimburse the person making a valid payment of) all such stamp duties and other similar duties and taxes, including penalties and interest (if any) unless otherwise ordered by a court of competent jurisdiction in such proceedings. The Depositary may sell any Deposited Securities and cancel ADSs with respect thereof in order to pay any such stamp duties or other similar duties or taxes owed hereunder by Holders without the Depositary being required to request payment thereof from Holders. In connection with any distribution to Holders , (a) the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and, if the Company determines that any taxes are not required to be withheld with respect to any Holder or Holders, it shall so advise the Depositary and instruct the Depositary in writing to pay such distribution to such Holder(s) without withholding the relevant taxes (but subject to all other deductions provided for in this Deposit Agreement), and (b) the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Depositary shall elect to waive any and all deferral of income tax on Share Distributions received under the Deposit Agreement.

J.P.Morgan

The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners and/or to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of American Depositary Shares may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper. The Holders and Beneficial Owners agree to indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates against, and hold each of them harmless from, any claims with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder and/or Beneficial Owner.

The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary.

The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the American Depositary Shares, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

J.P.Morgan

(8) Representations and Warranties of Depositors.

(a) Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements. To the extent such person is an Affiliate, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Shares will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of American Depositary Shares in respect thereof and the transfer of such American Depositary Shares. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act or the Rules made thereunder.

(b) Deposit of Payment Certificates. Each person depositing Payment Certificates under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Payment Certificates are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Payment Certificates have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Payment Certificates presented for deposit are free and clear of any lien, encumbrance, security interest, change, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Payment Certificates presented for deposit have not been stripped of any rights or entitlements. To the extent such person is an Affiliate, the person also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Payment Certificates (or any Shares resulting from such Payment Certificates) to be freely sold (in the form of ADSs) will be fully complied with and, as a result thereof, all of the ADSs issued in respect of such Payment Certificates (or resulting Shares) will not be on the sale thereof, Restricted Securities. Such representations and warranties shall survive the deposit of Payment Certificates, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary may refuse to accept for such deposit any Payment Certificates identified by the Company in order to facilitate compliance with the requirements of the Securities Act or the Rules made thereunder. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares or Payment Certificates, to take any and all actions necessary to correct the consequences thereof.

J.P.Morgan

(9) Filing Proofs, Certificates and Other Information. Any person presenting Eligible Securities for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control and any other applicable regulatory approval, legal or beneficial ownership of ADSs and Deposited Securities and the nature of such interest, information relating to the registration of the Eligible Securities on the books maintained by or on the Company’s behalf for the transfer and registration of Eligible Securities, compliance with applicable laws and regulations, the terms of the Deposit Agreement or this Receipt and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Eligible Securities in registered form presented for deposit, such information relating to the registration on the books of the Company or of the Eligible Securities Registrar) as the Depositary or the Custodian may deem necessary or proper. The Depositary and the Registrar, as applicable, may withhold the execution or delivery, issue, registration, registration of transfer, split-up or combination of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, to the extent not limited by the terms of the last paragraph of Article (4) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made, or such other documentation or information provided, in each case to the Depositary’s and/or the Registrar’s satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners. Nothing herein shall obligate the Depositary to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

J.P.Morgan

(10) Charges of Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of shares, rights and other securities or property, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, up to U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of shares, rights and other securities or property prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to Article (14) hereof, whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to Article (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to Article (14) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Article (10) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, and (iv) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement), (iv) expenses of the Depositary in connection with the sale of Shares to pay ROC withholdings taxes on stock dividends pursuant to the Deposit Agreement (which are paid out of such foreign currency), (v) stamp duties and other similar duties or taxes payable in the ROC, the United States of America and any other jurisdiction, on or in connection with the constitution and issue of the ADSs and the execution or other event concerning the Deposit Agreement (which are payable by Holders) and (vi) in connection with the conversion of foreign currency into U.S. dollars, JPMorgan Chase Bank, N.A. (“JPMorgan”) shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. JPMorgan and/or its agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. For further details see https://www.adr.com. The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time. The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

J.P.Morgan

(11) Title to Receipts. Subject to limitations contained herein and in the Deposit Agreement, title to this Receipt (and to each ADS evidenced hereby) shall be transferable upon the same terms as a negotiable instrument under the laws of the State of New York, provided that, in the case of certificated Receipts, such Receipt has been properly endorsed or is accompanied by properly executed instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this Receipt (that is, the person in whose name this Receipt is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this Receipt to any holder of this Receipt or any Beneficial Owner unless such holder or Beneficial Owner is the Holder of this Receipt registered on the books of the Depositary.

(12) Validity of Receipt. This Receipt (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Receipt has been executed by the manual or facsimile signature of a duly authorized officer. of the Depositary Receipts bearing the facsimile signature of anyone who was at the time of execution a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery of such Receipts.

(13) Available Information; Reports; Inspection of Transfer Books. The Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549. The Depositary shall make available for inspection by Holders at its Transfer Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Custodian or its nominee as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Deposited Securities. The Company shall also furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat. The Depositary shall arrange, at the request of the Company and at the Company's expense, to provide copies thereof to all Holders or make such notices, reports and other communications available to all Holders in accordance with the Deposit Agreement. The Company has delivered to the Depositary and the Custodian a copy of the Company’s Articles of Incorporation along with the provisions of or governing the Deposited Securities, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of the Deposit Agreement.

J.P.Morgan

Until termination of the Deposit Agreement in accordance with its terms, the Depositary or its agent shall maintain at a designated transfer office (the “Transfer Office”) facilities for the delivery and receipt of ADRs and a register (the “ADR Register”) for the registration, registration of transfers, combination and split-up of ADRs, which in the case of Direct Registration ADRs shall include the Direct Registration System.

The ADR Register shall at all reasonable times be open for inspection by the Company and by the Holders for the purpose of communicating with Holders in the interest of the business of the Company or a matter related to the Deposit Agreement.

The Depositary may close the ADR Register, at any time or from time to time, when deemed expedient by it.

If any ADRs or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registration of ADRs and transfers, combinations and split-ups, and to countersign such ADRs in accordance with any requirements of such exchanges or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary.

At the request of a Holder of ADRs that are not subject to any registered pledges, liens, restrictions or adverse claims of which the Depositary has written notice at such time, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted, subject in each case to applicable laws and any rules and regulations the Depositary may have established and payment of the Depositary’s fees and expenses applicable to such exchange of certificated ADRs for Direct Registration ADRs (or vice versa).

Dated:

JPMORGAN CHASE BANK, N.A.	JPMORGAN CHASE BANK, N.A.
Transfer Agent and Registrar	as Depositary

By: ___________________________	By: ___________________________
Authorized Officer	Authorized Officer

The address of the Transfer Office of the Depositary is 4 New York Plaza, Floor 12, New York, New York, 10004.

J.P.Morgan

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14) Dividends and Distributions in Cash, Eligible Securities, etc. Subject always to the laws and regulations of the Republic of China, whenever the Depositary receives confirmation from the Custodian of the receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (pursuant to the terms of the Deposit Agreement) be converted on a reasonable basis into Dollars transferable to the United States, convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (on the terms described in the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Article (16) hereof, and (iii) distribute the amount thus received to each Holder entitled thereto as of the ADS Record Date (net of any tax withholding to which such Holder is subject) in proportion to the number of American Depositary Shares held as of the ADS Record Date on an averaged or other practicable basis, subject to such distribution being impermissible or impracticable with respect to certain Holders and subject to deduction of the Depositary’s and/or its agents’ fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be dealt with by the Depositary in accordance with its then current practices. If, with respect to one or more Holders, the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to such Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

J.P.Morgan

Subject always to the laws and regulations of the Republic of China, if any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Eligible Securities, the Company shall cause such Eligible Securities to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall establish the ADS Record Date upon the terms described in Article (16) hereof and either (i) the Depositary shall, subject to the terms of the Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of American Depositary Shares held as of the ADS Record Date, additional ADRs evidencing whose ADSs, which represent in the aggregate the number of Eligible Securities received as such dividend, or free distribution, subject, however, in each case, to (a) the fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional American Depositary Shares are not so distributed, each American Depositary Share issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional integral number of Eligible Securities distributed upon the Deposited Securities represented thereby (subject, however, in each case, to the laws and regulations of the Republic of China and net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes). In lieu of delivering fractional American Depositary Shares, the Depositary shall sell the number of Eligible Securities or American Depositary Shares, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms described in the first paragraph of this Article (14). In the event that the Depositary determines that any distribution in property (including Eligible Securities) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligation under the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Eligible Securities must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Eligible Securities and rights to subscribe therefor) in such. amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of such (a) taxes and (b) fees and charges of, and expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in the first paragraph of this Article (14). The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

J.P.Morgan

Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute a dividend payable at the election of the holders of Deposited Securities in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of ADSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the Republic of China in respect of the Deposited Securities for which no election is made, either (X) cash upon the terms described in the first paragraph of this Article (14) or (Y) additional ADSs representing such additional Shares upon the terms described in the second paragraph of this Article (14). If the above conditions are satisfied, the Depositary shall establish an ADS Record Date (on the terms described in Article (16) hereof) and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. If a Holder elects to receive the proposed dividend (X) in cash, the dividend shall be distributed upon the terms described in the first paragraph of this Article (14), or (Y) in ADSs, the dividend shall be distributed upon the terms described in the second paragraph of this Article (14). Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for Shares, the Company shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Holders of ADSs. If and whenever the Company shall announce its intention to make any offer or invitation to the holders of Deposited Securities to subscribe for or to acquire Shares or other assets by way of rights, the Depositary shall as soon as practicable after receiving the notice specified above give notice of the same to the Holders, including if applicable, the manner by which and the time during which Holders may instruct the Depositary to exercise such rights. The Depositary shall make. such rights available to Holders only if (i) the Company shall have timely requested the Depositary to make such rights available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement establishing that the Depositary may lawfully distribute such rights, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. In the event any of the conditions set forth above are not satisfied or if the Company requests the Depositary that the rights not be made available to Holders of ADSs, the Depositary shall proceed with the sale of the rights as contemplated below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in Article (16) hereof) and establish procedures to (x) distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise such rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs).

J.P.Morgan

If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of the Deposit Agreement or determines it is not lawful or not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public or private sale) as it may deem reasonably practicable. The Company shall assist the Depositary to the extent necessary to determine such legality and practicability. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in the first paragraph of this Article (14).

If the Depositary is unable to make any rights available to Holders upon the terms described above in this Article (14), and the sale of the rights upon the terms described in the preceding paragraph of this Article (14) cannot practicably be accomplished by reason of the nontransferability of the rights, limited markets therefor, their short duration or otherwise, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution. Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws.

In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of American Depositary Shares representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

J.P.Morgan

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Deposited Securities or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Subject always to the laws and regulations of the Republic of China, whenever the Company intends to distribute to the holders of Deposited Securities property other than cash, Shares or rights to purchase additional Shares, the Company shall give timely notice thereof to the Depositary and shall indicate whether or not it wishes such distribution to be made to Holders of ADSs. Upon receipt of a notice indicating that the Company wishes such distribution be made to Holders of ADSs, the Depositary shall consult with the Company, and the Company shall assist the Depositary, to determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have timely requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is lawful and reasonably practicable. Upon receipt of satisfactory documentation and the request of the Company to distribute property to Holders of ADSs and after making the requisite determinations set forth above, the Depositary shall distribute the property so received to each Holder of record, as of the ADS Record Date, in proportion to the number of ADSs held by such Holder and in such manner as the Depositary may deem equitable and practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any tax withholding to which such Holder is subject. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution. If (i) the Company does not timely request the Depositary to make such distribution to Holders or requests the Depositary not to make such distribution to Holders, (ii) the Depositary does not receive satisfactory documentation within the terms of the Deposit Agreement, or (iii) the Depositary determines that the distribution of all or a portion of such property is not equitable or practicable, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms of the first paragraph of this Article (14). If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances.

To the extent that the Depositary determines in its discretion that any distribution pursuant to this Article (14) is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof). The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under the Deposit Agreement. All sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

J.P.Morgan

(15) Redemption. If the Company intends to exercise any right of redemption in respect of any of the Deposited Securities, the Company shall give timely prior notice thereof to the Depositary which notice shall set forth the particulars of the proposed redemption. Upon timely receipt of (i) such notice and (ii) satisfactory documentation given by the Company to the Depositary within the terms of the Deposit Agreement, and only if the Depositary shall have determined that such proposed redemption is practicable, the Depositary shall provide to each Holder a notice setting forth the intended exercise by the Company of the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. The Depositary shall instruct the Custodian to present to the Company the Deposited Securities in respect of which redemption rights are being exercised against payment of the applicable redemption price. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and the expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof and the terms set forth in the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

(16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Eligible Securities, rights, or other entitlement distribution), or for the determination of Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in the Deposit Agreement, or whenever for any reason the Depositary causes a change in the number of Deposited Securities that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or of proxies, of Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (the "ADS Record Date") for the determination of the Holders who shall be responsible for such fees and expenses or who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Deposited Securities represented by each American Depositary Share. The Depositary shall make reasonable efforts to establish the ADS Record Date as closely as practicable to the applicable record date for the Deposited Securities (if any) set by the Company in the Republic of China. Subject to applicable law and to the provisions, terms and conditions of the Deposit Agreement, only the Holders at the close of business in New York on such ADS Record Date shall be responsible for such fees and expenses or entitled to receive such distribution, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

J.P.Morgan

(17) Voting of Deposited Securities. The Company agrees to timely notify the Depositary of any proposed shareholders' meeting and to provide to the Depositary at least thirty (30) calendar days before any general shareholder's meeting and sufficient time in the case of extraordinary shareholders' meeting, sufficient copies as the Depositary may reasonable request of English translations of the Company's notice of shareholders' meeting and the agenda of the materials to be voted on (in the form the Company generally makes available to holders of Shares in the ROC). To the extent the Depositary believes it practicable to do so, as soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall, at the Company's written request, deliver to the Holders (a) the information in the notice of such meeting sent by the Company; (b) a statement that (i) if the Depositary receives instructions in accordance herewith from Holders (as of the record date set by the Depositary) of at least 51% of the aggregate of the ADSs outstanding, instructing the Depositary to vote the Shares in respect of any matter to be voted upon at such meeting in the same manner, then the Depositary will in respect of such matter appoint the Company's chairman or a person designated by the Company's chairman as the voting representative (the "Voting Representative") to represent the Depositary and the Holders at such meeting and vote all the Shares represented by the ADSs outstanding under the Deposit Agreement in accordance with such identical instructions, insofar as practical and permitted under applicable law and the Company's Articles of Incorporation; and (ii) if the Depositary does not receive such identical instructions from Holders of at least 51% of the aggregate of the ADSs outstanding with respect to such matters, the Depositary will not provide any such voting instructions and instead will be required to appoint the Voting Representative to attend the meeting and vote all the Shares represented by the ADSs as the Voting Representative deems appropriate; and (c) a statement as to the manner in which instruction in respect of such matter may be given by Holders.

If the Depositary receives by the date established by the Depositary for that purpose instructions in accordance herewith from Holders of at least 51% of the aggregate of the ADSs outstanding instructing the Depositary to vote Shares in respect of any matter to be voted upon at such meeting in the same manner, then the Depositary will in respect of such matter appoint the Voting Representative as representative of the Depositary and the Holders to attend such meeting and to vote all the Shares represented by the ADSs outstanding in accordance with such identical instruction, insofar as practicable and permitted under applicable law and the Company's Articles of Incorporation.

J.P.Morgan

If for any reason, other than the Company's failure to provide timely notice to the Depositary of a shareholders meeting in a manner which will reasonably enable Holders to provide voting instructions, the Depositary does not by the date established by it for that purpose receive such identical instructions in accordance herewith from Holders of at least 51% of the aggregate of the ADSs outstanding with respect to such matter, the Depositary will appoint the Voting Representative to attend such meeting and to vote all the Shares represented by the ADSs outstanding as the Voting Representative deems appropriate. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

Notwithstanding the foregoing, the Depositary is not required to make any appointment of a Voting Representative unless and until it has received an opinion of the Company's ROC counsel, addressed to the Depositary and in form and substance acceptable to the Depositary, at the Company's sole expense, to the effect that, (i) the granting of such discretionary proxy does not subject the Depositary to any reporting obligations in the ROC, (ii) the granting of such proxy will not result in a violation of ROC law, rule, regulation or permit, (iii) the voting arrangement and deemed instruction as contemplated herein will be given effect under ROC law, and (iv) the granting of such discretionary proxy will not result in the Shares represented by the ADSs being considered assets of the Depositary under ROC law.

There is no guarantee that any Holders or beneficial owners of an interest in a ADR will receive voting materials in time to instruct the Depositary to vote and it is possible that Holders and such beneficial owners will not have the opportunity to exercise a right to vote. Notwithstanding anything contained in the Deposit Agreement or this ADR, the Depositary may, to the extent not prohibited by law, rule, regulation or the Company's constituent documents, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Holders are strongly encouraged to forward their voting instructions as soon as possible. Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

J.P.Morgan

(18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or any distribution of Shares or other property not distributed to Holders, or upon any recapitalization, reorganization, merger, consolidation, liquidation, receivership or bankruptcy affecting the Company or to which it is a party, or sale of all or substantially all the assets of the Company, the Depositary may in its discretion but with the consent of the Company which shall not be unreasonably withheld, and shall if reasonably requested by the Company (i) amend the ADRs or (ii) subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional or amended ADRs, with or without calling for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR, or (iii) distribute any cash, securities or other property which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, the Deposited Securities and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale at such place or places and upon such terms as it may deem proper, any property received in connection with the foregoing subject to receipt of an opinion of Company’s counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations. To the extent the Depositary does not so amend the ADRs or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing a pro rata interest in the Deposited Securities as then constituted. . Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or to any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

J.P.Morgan

(19) Exoneration. Notwithstanding anything contained in the Deposit Agreement or this ADR, neither the Depositary nor the Company nor any of their respective agents shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, the Republic of China or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's Articles of Incorporation, any act of God or war or other circumstance beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure) shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to Article (17) hereof), or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Incorporation of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of American Depositary Shares or (v) for any indirect, special, punitive, or consequential damages (excluding legal fees and expenses) or lost profits of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system or in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs) and subject to the limitations set forth in Section 5.2 of the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that any Holder has incurred liability directly as a result of the Custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any ADSs about the requirements of ROC law, rules or regulations or any changes therein or thereto. Notwithstanding anything to the contrary set forth in the Deposit Agreement or this ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

J.P.Morgan

(20) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or the ADRs to any Holder(s) or Beneficial Owner(s) except that the Company, the Depositary and the Depositary's agents agree to perform their obligations specifically set forth in the Deposit Agreement without gross negligence or willful default. Without limitation of the foregoing, (i) neither the Depositary nor any of its controlling persons or agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or the Deposit Agreement, and (ii) neither the Company nor any of its controlling persons, or agents, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Deposit Agreement, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required. No Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may be incurred by Holders or Beneficial Owners from their ownership of ADRs, ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. None of the Depositary, the Custodian or any of their respective agents shall be liable for complying with any instruction provided by or on behalf of the Company. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

J.P.Morgan

(21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by providing not less than 60 days prior written notice of such removal, which removal shall be effective on the later of (i) the 60th day after delivery thereof to the Depositary or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as hereinafter provided. Notwithstanding the foregoing, if upon the resignation or removal of the Depositary a successor depositary is not appointed within the applicable 60-day period as specified in Article (23) hereof, then the Depositary may elect to terminate the Deposit Agreement and the provisions of said Article (23) shall thereafter govern the Depositary's obligations under the Deposit Agreement. In case at any time the Depositary acting under the Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other its rights to indemnification and fees owing as contemplated in the Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company shall, (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than its rights to indemnification and fees owing as contemplated in the Deposit Agreement, each of which shall survive any such removal and/or resignation), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs. Any such successor depositary shall promptly mail notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all of its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22) Amendment/Supplement. The Receipts outstanding at any time, the provisions of the Deposit Agreement and this form of Receipt may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment or supplement shall have been given to the Holders. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Share(s) to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such American Depositary Share(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this form of ADR as amended and supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement and the Receipts in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

J.P.Morgan

(23) Termination. The Depositary may at any time, and shall at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary under the Deposit Agreement, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating under the Deposit Agreement within 60 days of the date of such resignation, or (ii) been removed as Depositary under the Deposit Agreement, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating under the Deposit Agreement on the 60th day after the Company's notice of removal was first provided to the Depositary. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and the ADRs, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

J.P.Morgan

(25) INTENTIONALLY OMITTED.

(26) Conversion of Foreign Currency. Subject to any restrictions imposed by ROC law and regulations, whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis, by sale or in any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States and distributable to the Holders entitled thereto, the Depositary shall, subject to the laws and regulations of the Republic of China, convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and shall distribute such Dollars (net of any applicable fees, any reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holders in complying with currency exchange control or other governmental or regulatory requirements) in accordance with the terms of the applicable sections of the Deposit Agreement. If the Depositary shall have distributed warrants or other instruments that entitle the holders thereof to such Dollars, the Depositary shall distribute such Dollars to the holders of such warrants and/or instruments upon surrender thereof for cancellation, in either case without liability for interest thereon. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise. If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary shall have authority to file such application for approval or license, if any, as it may deem desirable. In no event, however, shall the Depositary be obligated to make such a filing. If at any time the Depositary shall determine that in its judgment the conversion of any Foreign Currency and the transfer and distribution of proceeds of such conversion received by the Depositary is not practical or lawful, or if any approval or license of any governmental authority or agency thereof that is required for such conversion, transfer and distribution is denied or, in the opinion of the Depositary, not obtainable at a reasonable cost or within a reasonable period, the Depositary may, in its discretion, make such distribution as it deems practicable including without limitation (i) make such conversion and distribution in Dollars to the Holders for whom such conversion, transfer and distribution is lawful and practicable, (ii) distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) to Holders for whom this is lawful and practicable or (iii) hold (or cause the Custodian to hold) such Foreign Currency (without liability for interest thereon) for the respective accounts of the Holders entitled to receive the same.

A-30